Exhibit 9

                          REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of June 2, 1997 among SCIENTECH, INC., an Idaho corporation (the "Company");PUBLIC SERVICE COMPANY OF OKLAHOMA, an Oklahoma corporation (hereinafter referred to as "PSO" or "Holder"); and DR. L. J. YBARRONDO; the YBARRONDO FAMILY TRUST C-2, Dr. L. J. Ybarrondo Trustee; KR ACQUISITION CORP., a Delaware corporation; and ROGER J. MATTSON (collectively with PSO, the "Holders").


                                    ARTICLE I

                                    RECITALS

         1.1 Dr. L. J. Ybarrondo and his Related Trusts and certain of his Family Members own or control an aggregate of 1,018,329 shares of Common Stock, par value $.01 per share, of the Company, which ownership constitutes over 50% of the outstanding voting stock of the Company. Upon the effectiveness of the amendment to the Company's Articles of Incorporation contemplated by the Stock Purchase Agreement, all such shares shall become shares of Class A Voting Common Stock.

          1.2 Dr. L. J. Ybarrondo desires to reduce his ownership in the Company.

          1.3 The Company desires to accommodate and facilitate the sale of a portion of Dr. L. J. Ybarrondo's stock in order to diversify its shareholder base.

          1.4 PSO has reached an agreement with Dr. L. J. Ybarrondo to acquire 70,000 shares of Class A Voting Common Stock and 436,000 shares of Class B Nonvoting Common Stock from Dr. L. J. Ybarrondo and the Ybarrondo Family Trust C-2 (the "C-2 Trust") for consideration that Dr. L. J. Ybarrondo and PSO have mutually agreed upon.

          1.5 The Company desires Dr. L. J. Ybarrondo and the C-2 Trust to convert 436,000 shares of Class A Voting Common Stock to Class B Nonvoting Common Stock and to sell 70,000 shares of Class A Common Stock and 436,000 shares of Class B Nonvoting Common Stock to PSO to achieve its goal of shareholder diversification and to obtain a working relationship with PSO, which will provide certain synergistic opportunities to the Company as well as the opportunity for the Company to expand into new geographic territories and new market opportunities.

          1.6 The Board of Directors of the Company has approved the sale by Dr.
L. J. Ybarrondo and the C-2 Trust of 70,000 shares of Class A Voting Common Stock and 436,000 shares of Class B Nonvoting Common Stock to PSO for all of the foregoing reasons, has waived its Right of First Refusal under Article VII,
Section 4 of the Company's Bylaws, and has authorized and approved the execution and delivery of this Agreement to PSO as a material understanding by the Company of the benefit it will realize as a result of the above described transaction.

         1.7 In consideration of the foregoing recitals which constitute material consideration to the Company, the Company hereby makes the representations, warranties and covenants contained herein to PSO, as an inducement to PSO's acquisition of 70,000 shares of Class A Voting Common Stock and 436,000 shares of Class B Nonvoting Common Stock from Dr. L. J. Ybarrondo and the C-2 Trust and upon which the Company recognizes that PSO will rely in making its acquisition of such shares.


                                   ARTICLE II

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "Affiliate" means, as applied to the Company or any other specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall also include (a) any Person who is a director or beneficial owner of at least 5% of the then outstanding equity securities of the Company (or other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or other specified Person) or an Affiliate (as defined in clause
(a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of the then outstanding equity securities or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, any Family Member of such Person.

         "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Company in the form of Exhibit A to the Stock Purchase Agreement.

         "Balance Sheet" means the balance sheet referred to in the definition of "Financial Statements".

         "Balance Sheet Date" means the date of the latest Balance Sheet.

         "Broker Costs" means any and all costs, fees and expenses of any broker, finder or placement agent incurred by the Sellers or PSO in connection with the transactions contemplated herein.

         "Capital Stock" means, as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

         "Class A Stock" means the Class A Voting Common Stock, par value $0.01 per share, of the Company.

         "Class B Stock" means the Class B Nonvoting Common Stock, par value $0.01 per share, of the Company.

         "Closing" has the meaning given such term in Section 2.2 of the Stock Purchase Agreement.

         "Closing Date" has the meaning given such term in Section 2.2 of the Stock Purchase Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Class A Stock and the Class B Stock.

         "Company" means SCIENTECH, Inc., an Idaho corporation. It shall also include its predecessor companies and any Subsidiaries which may now exist or be established in the future.

        "Contracts" has the meaning set forth in Section 3.15 of this Agreement.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Multiemployer Plan.

         "Environmental Laws" has the meaning given such term in Section 3.22(c) of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, any successor statute of similar import, and the rules and regulations thereunder, collectively, and from time to time amended and in effect.

         "ERISA Affiliate" means any Person which is treated as a single employer with the Company under ss. 414 of the Code.

         "Escrow Agreement" means that Escrow Agreement among Sellers, PSO and the Escrow Agent named therein in the form of Exhibit B to the Stock Purchase Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         "Family Member" means, as applied to any individual, such individual's spouse, or such individual's child, and each trust created for the exclusive benefit of one or more of them.

         "Financial Statements" means the audited balance sheet and statement of income of the Company for the fiscal year ended January 31, 1997 and the unaudited related balance sheet as of March 28, 1997 (the "Balance Sheet") and statement of income for the period then ended for the Company.

         "Founder" means Dr. L. J. Ybarrondo, the Related Trusts and the Family Members of Dr. L. J. Ybarrondo who are shareholders of the Company.

         "Generally accepted accounting principles" or "GAAP" means accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and other recognized principle setting bodies, in effect from time to time, (b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

         "Guaranteed Pension Plan" means any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         "Hazardous Substance" has the meaning given such term in Section 3.22(b) of this Agreement.

          "Holders" means Public Service Company of Oklahoma; Dr. L. J. Ybarrondo; the Ybarrondo Family Trust C-2, Dr. L. J. Ybarrondo, Trustee; KR Acquisition Corp.; and Roger J. Mattson; and any other Person(s) holding Registrable Securities to whom the registration rights have been assigned pursuant to Section 7.8 of this Agreement, and shall be the singular or plural where the circumstances of the case so require; provided, however, that any such assignee shall only be a "Holder" if it gives written notice to that effect to the Company and agrees to be bound by the terms of this Agreement.

         "Indebtedness" means all obligations, contingent and otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (d) obligations to reimburse issuers of any letters of credit.

         "Intangible Property" has the meaning given such term in Section 3.18 hereof.

         "Licenses" has meaning given such term in Section 3.20 hereof.

         "Lien" means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

         "Material  Adverse  Effect" has the meaning  given such term in Section
3.24 hereof.

         "Multiemployer  Plan" means a multiemployer  plan within the meaning of
Section 3(37) of ERISA.

         "Option" means the option granted to PSO by certain of the Sellers to purchase shares of Common Stock owned by such Sellers, pursuant to Article VII of the Stock Purchase Agreement.

         "Option Securities" means the 206,000 shares of Common Stock PSO may purchase upon exercise of the Option.

         "Person" means an individual, partnership, corporation, association, trust, joint venture, limited liability company or other unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

        "PSO" means Public Service Company of Oklahoma, an Oklahoma corporation.

         "Purchased Securities" means the securities purchased by PSO from Sellers pursuant to the Stock Purchase Agreement.

         "Registrable Securities" means (a) all Common Stock held by the Holders from time to time (whether now owned or hereafter acquired); (b) any Common Stock or other securities issued or issuable pursuant to the conversion of, or with respect to, any Common Stock held by the Holders upon any stock split, stock dividend, recapitalization, merger, consolidation, reorganization or similar event; and (c) securities issued in replacement or exchange of any of the securities issued in clauses (a) or (b) above.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing, listing and National Association of Securities Dealers, Inc. ("NASD") fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and expenses of the Company's legal counsel and independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall not include underwriting discounts and commissions or any fees or expenses of legal counsel or the independent public accountants of any Person other than the Company.

         "Registration Rights Agreement" means this Agreement.

          "Related Agreements" means the Stock Purchase Agreement and the Exhibits thereto, including the Articles of Incorporation, Escrow Agreement, Shareholders' Agreement, and Registration Rights Agreement.

          "Related Trusts" shall mean, collectively, the Ybarrondo Family Trust B, the Ybarrondo Family Trust C-1, and the Ybarrondo Family Trust C-2, each with Dr. L. J. Ybarrondo as Trustee.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Sellers" shall mean the persons listed on Schedule 2.1 of the Stock Purchase Agreement.

         "Shareholders' Agreement" means the Shareholders' Agreement dated as of the date hereof among the Sellers, the Company and Holder, in the form of Exhibit C to the Stock Purchase Agreement.

          "Stock Purchase Agreement" means that certain Agreement between Dr. L.
J. Ybarrondo and Related Trusts and Family Members and Public Service Company of Oklahoma, dated as of even date, as well as the Exhibits and Schedules thereto when the circumstances so admit.

         "Subsidiary" means any Person of which the Company now or hereafter shall at the time own, directly or indirectly through a subsidiary, at least a majority of the outstanding capital stock (or other beneficial interest) entitled to vote generally; and the term "Subsidiaries" shall mean all of such Persons collectively.

         "Taxes" means (a) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the date hereof and/or (b) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (a) as a result of being a member of an affiliated or combined group.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce PSO to enter into this Agreement, the Company hereby makes the following representations and warranties:

         3.1 Organization and Good Standing. The Company is duly organized, validly existing and in good standing in its jurisdiction of incorporation and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect.

         3.2 Authorization. The execution, delivery and performance by the Company of this Agreement and of each Related Agreement to which the Company is a party: (a) are within the Company's power and authority; (b) have been duly authorized by all necessary corporate, shareholder and other proceedings, as the case may be; and (c) do not and will not result in the creation of any Lien upon any of the property of the Company or conflict with or result in any breach of any provision of the Articles of Incorporation or by-laws of the Company or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument to which the Company is subject.

         3.3 Enforceability. The execution and delivery by the Company of this Agreement and of each of the Related Agreements to which it is a party, will result in legally binding obligations of the Company, enforceable against it in accordance with the respective terms and provisions hereof and thereof.

         3.4      Capitalization.

                  (a) As soon as is reasonably practicable after Closing, the Company shall amend its Articles of Incorporation in the form of Exhibit A. Upon the filing of Exhibit A with the Idaho Secretary of State, the authorized capital stock of the Company shall consist solely of 7,000,000 shares of Common Stock, $0.01 par value per share, consisting of 6,000,000 shares of Class A Voting Common Stock and 1,000,000 shares of Class B Nonvoting Common Stock.
Schedule 3.4(a) sets forth a table indicating the capitalization of the Company immediately prior to the execution of this Agreement. All of the issued shares of Capital Stock of the Company are issued and owned by the Persons listed on
Schedule 3.4(a) and have been duly authorized, are validly issued and outstanding and are fully paid and non-assessable.

                  (b) Except as set forth on Schedule 3.4(b), there are no material outstanding rights (either preemptive or other) or options to subscribe for or purchase from the Company, or any material warrants or other agreements providing for or requiring the issuance or purchase by the Company of, any Capital Stock or any securities convertible into or exchangeable, for, or exercisable into, its Capital Stock or any material voting trusts, proxies or agreements relating to the voting of the Company's Capital Stock. For purposes of this Section 3.4(b), "material" shall mean any agreement or agreements which, individually or in the aggregate, would affect more than 5,000 shares of capital stock of the Company.

         3.5      Subsidiaries.  All the Company's Subsidiaries are listed on
Schedule 3.5.

         3.6 Consents. Except as set forth in Schedule 3.6 hereto, or except as otherwise required under applicable federal and state securities law, the execution, delivery and performance by the Company of this Agreement and of each Related Agreement to which it is a party, and the execution, delivery and performance by the Sellers of the Stock Purchase Agreement and of each Related Agreement to which they are parties, and the sale of the Purchased Securities and the grant of the Option or Option Securities under the Stock Purchase Agreement and the issuance of any Common Stock upon conversion of any of the Purchased Securities or Option Securities do not and will not require the approval or consent of, or any filing with, any governmental authority or agency or any other Person.

         3.7      Reports and Financial Statement; Undisclosed Liabilities.

                  (a) Complete and correct copies of the Financial Statements are attached hereto as Schedule 3.7.

                  (b) Except as otherwise specifically disclosed therein, each of the audited Financial Statements as of January 31, 1997 and for the year then ended was prepared in accordance with GAAP applied on a basis consistent with prior periods except as otherwise stated therein; each of the balance sheets included in the audited Financial Statements fairly presents the financial condition of the Company as at the close of business on the date thereof; and each of the statements of income included in the audited Financial Statements fairly presents the results of operations of the Company for the fiscal period then ended. The Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the audited Financial Statements, except for liabilities that may have arisen in the ordinary and usual course of business and consistent with past practice and that individually or in the aggregate do not have and could not reasonably be expected to have a Material Adverse Effect.

                  (c) To the best of the Company's knowledge, except as otherwise specifically disclosed therein, the Balance Sheet of the Company has been prepared by management of the Company in good faith and in accordance with GAAP, consistently applied. To the best of the Company's knowledge, the Company will not have any material liabilities, contingent or otherwise, which are not referred to in such Balance Sheet or in the notes thereto other than liabilities incurred in the ordinary course of the Company's business since the Balance Sheet Date, and liabilities not required to be disclosed in accordance with GAAP.

                  (d) Since the Balance Sheet Date, there has been no material adverse change in the business, assets, financial condition or prospects of the Company.

          3.8 Absence of Certain Developments. Except for entering into this Agreement and Related Agreements, as applicable, and except as disclosed on
Schedule 3.8 hereof, since the
Balance Sheet Date:

                  (a)  Except  for  minor   variations   which  do  not,  either
individually or in the aggregate, have a material adverse effect on PSO's rights, the Company has not, whether or not in the ordinary course of business:

                           (i) issued any Capital Stock or other equity interest or any right, options or warrants with respect thereto;

                           (ii) declared, set aside, paid to a reserve fund or made any payment or distribution of cash or other property to its stockholders or equity holders with respect to any class of its Capital Stock or other equity interest or purchased or redeemed any shares of its Capital Stock or other equity interests;

                           (iii) suffered any substantial loss to any of its material assets;

                           (iv) made any increases in the base compensation, bonuses, paid vacation time allowed or fringe benefits for its directors, officers, partners, employees or consultants, except for normal periodic increases in base compensation for employees made pursuant to established compensation policies;

                           (v) suffered damage, destruction or other casualty loss, or forfeiture of, any property or assets, whether or not covered by insurance, which has had or may reasonably be expected to have a Material Adverse Effect;

                           (vi) made any capital expenditures, additions or improvements or commitments for the same, except those which do not exceed $500,000 in the aggregate;

                           (vii) entered into any contract, commitment or agreement under which it has outstanding Indebtedness for borrowed money or for the deferred purchase price of property in excess of $500,000, or has the right or obligation to incur any such indebtedness or obligation, or made any loan or advance to any Person other than advances to employees for business expenses not exceeding $20,000 in the aggregate;

                           (viii) paid any bonuses, deferred or otherwise, or deferred any compensation to any of its directors, officers, partners or employees except as reflected in the Financial Statements;

                           (ix) made any material change in accounting procedures, policies or practices;

                           (x) mortgaged or pledged any of its properties or assets, tangible or intangible, or subjected them to any Lien, except Liens for current property taxes not yet due and payable and Liens on personal property created in connection with equipment leases, installment purchase contracts, conditional sales contracts, purchase money mortgages and the like to secure Indebtedness incurred to acquire property not exceeding $500,000 in the aggregate;

                           (xi) entered into any agreement or arrangement granting any rights to purchase or lease any of its assets, properties or rights or requiring the consent of any Person to the transfer, assignment or lease of any such assets, properties or rights; or

                           (xii) entered into any agreement or understanding to do any of the foregoing.

                  (b) Other than in the ordinary course of business consistent with past practice, the Company has not:

                           (i) sold, leased, subleased, assigned or transferred any of its tangible or intangible properties or assets, or canceled, waived or compromised any debts or claims;

                           (ii) entered into any other material transaction, or any amendment of any contract, lease, agreement or license which is material to its business; or

                           (iii) entered into any agreement or understanding to do any of the foregoing.

         3.9 Liens. The Company has no Liens upon any of its properties other than the Liens which are listed on Schedule 3.9 hereto and Liens on personal property created in connection with equipment leases, installment purchase contracts, conditional sales contracts, purchase money mortgages and the like to secure Indebtedness incurred to acquire property not exceeding $500,000 in the aggregate.

         3.10 Indebtedness to and from Officers, Directors and Others. Except as set forth on Schedule 3.10 hereto, the Company is not indebted to any Founder, director, officer, partner, manager, employee or consultant of the Company, or to any Affiliate of the Company, except for amounts due as normal salaries, wages or reimbursement of ordinary business expenses or routine employee advances for expenses, which business expenses and employee advances do not exceed $100,000 in the aggregate for all such Founders, directors, officers, partners, managers, employees and consultants and not exceeding $15,000 for any such Person. Except as set forth on Schedule 3.10, no Founder, director, officer, partner, manager, employee or consultant of the Company nor any Affiliate of the Company, is now, or on the Closing Date will be, indebted to the Company except for ordinary business expense advances.

         3.11 Insurance. Certificates of insurance listing all policies of title, liability, fire, worker's compensation and other forms of insurance (including bonds) insuring the properties, assets and operations of the business of the Company have been provided to PSO. Except as set forth on Schedule 3.11 hereto, all such policies are in full force and effect, have been underwritten by unaffiliated insurers and are sufficient for all applicable requirements of law. All such policies shall continue in full force and effect after the Closing Date with respect to occurrences which would have been covered by such policies prior to the Closing Date, except to the extent the Company's Board of Directors determines that such policies or coverages should be changed.

         3.12 Tax Returns. The Company has filed all Tax returns and reports which are required to be filed with any foreign, federal, state or local governmental authority or agency and has paid all Taxes which have become due, and made adequate provision for the payment of all Taxes that will become due, under applicable foreign, federal, state or local governmental law or regulations with respect to the periods in respect of which such returns and reports were filed, and all assessments of Taxes. The Company and its management knows of no additional assessments since the date of such returns and reports, and there will be no additional assessments for which adequate reserves appearing on the Balance Sheet have not been established. The Company and its Subsidiaries, if any, has made adequate provisions for all current Taxes.

         3.13     [This section is intentionally left blank].

         3.14 Title to Assets. The Company owns all of its respective assets, and has good and marketable title with respect thereto, reflected in the Balance Sheet of the Company and its Subsidiaries, as at the Balance Sheet Date, subject to changes in the ordinary course of business since the Balance Sheet Date, subject to no Liens other than those granted to First Union Bank of Virginia.

         3.15     Material Contracts and Obligations.

                  (a) Attached hereto as Schedule 3.15 is a true, complete and accurate list, categorized by subject matter, of all of the following material outstanding contracts, plans, leases, and commitments and other agreements (collectively "Contracts") entered into by the Company, which are in writing or have been orally agreed to by the Company:

                           (i) all Contracts for the purchase or sale of services, materials, products or supplies which involve aggregate payments by the Company of more than $750,000 or involve aggregate payments to the Company of more than $750,000, or which were entered into other than in the ordinary course of business of the Company;

                           (ii) all Contracts or arrangements providing for stock options or stock purchases, bonuses, pensions, deferred or incentive compensation, retirement or severance payments, profit-sharing, insurance or other benefit plans or programs for the Founder or any officer, consultant, director or employee of the Company;

                           (iii) all Contracts for construction or for the purchase of real estate, improvements, fixtures, equipment, machinery and other items which under GAAP constitute capital expenditures and which individually or in the aggregate for any related group of items involve expenditures of the Company in excess of $500,000;

                           (iv) all Contracts relating to the rental or use of equipment, vehicles, other personal property or fixtures, except for Contracts individually involving payment of annual rentals or sums less than $75,000 and in the aggregate for the Company less than $750,000;

                           (v) all Contracts relating in any way to direct or indirect indebtedness for borrowed money or evidenced by a bond, debenture, note or other evidence of indebtedness (whether secured or unsecured) of or to the Company, including but not limited to, indebtedness by way of lease or installment purchase arrangement, guarantee, reimbursement obligations pertaining to letters of credit, purchase price discount obligations, undertakings on which others rely in extending credit, or otherwise, and all mortgages, pledges, conditional sales contracts, chattel and purchase-money mortgages and other security arrangements with respect to any real estate, improvements, equipment, other personal property or fixtures, used or owned by the Company, except in each case for contracts individually involving less than $100,000;

                           (vi) all Contracts substantially restricting the Company from engaging in any line of business or competing with any Person or in any geographical area, or from using or disclosing any information in its possession (other than routine supplier and customer confidentiality agreements);

                           (vii) all license agreements with annual costs in excess of $250,000, either as licensor or licensee, other than licenses for software;

                           (viii) all joint venture Contracts and other Contracts involving a sharing of profits, revenue or cash flow;

                           (ix) all Contracts with any Affiliate of the Company (other than the Related Agreements) and all Contracts not made in the ordinary course of its business;

                           (x) all other Contracts, except those which are (A) cancelable on 30 days' or less notice without any penalty or other financial obligation or (B) if not so cancelable, involve annual aggregate payments by or to the Company of $75,000 or less; or

                           (xi) all written Contracts of employment with any officer, consultant, director or employee and any such oral Contracts which are not terminable at will by the Company.

                  (b) Except as set forth on Schedule 3.15 hereto, all Contracts required to be disclosed to PSO pursuant to this Section 3.15 are valid, binding and in full force and effect as to the Company, and neither the Company nor, to the best of the Company's knowledge, any other party thereto, is in material breach or violation of, or material default under, nor is there any reasonable basis for a claim of such breach or violation by the Company or such default by the Company under, the terms of any such Contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute, such a material breach, violation or default by the Company.

                  (c) Set forth on Schedule 3.15(c) is a list of all Contracts having a funded remaining balance of $750,000 or more.

         3.16 Real Property Owned. The Company does not own any real property.

         3.17 Real and Personal Property - Leased. To the best of the Company's knowledge, set forth in Schedule 3.17 hereto is a true and accurate description of all real and material personal property leased by the Company, setting forth
(a) the name of the lessor and (b) a description of the property leased. With respect to such leases, the property described in such leases is presently used by the Company as indicated in Schedule 3.17 as lessee under the terms of such leases, and such leases are in full force and effect, and will be free and clear of all Liens created by the Company except as set forth in Schedule 3.17 hereto, and neither the Company is in default of the terms of any such lease in any material respect nor, to the best of the Company's knowledge, is any lessor in default in any material respect under any such lease nor have any events occurred which, with the giving of notice or the lapse of time, or both, would be a default under any such lease. The Company has made available to PSO a true and correct copy of all leases set forth on Schedule 3.17.

         3.18 Proprietary Rights. To the best of the Company's knowledge, except as set forth on Schedule 3.18, the Company owns all material patents, trademarks, trade names, service marks, logos, copyrights, including applications therefor, inventions, formulas, methods and processes (all such items being hereinafter referred to as "Intangible Property") presently used by the Company without any infringement upon the proprietary rights of others; all material patents, patent applications, registered trademarks, trademark applications, trade names, service marks, logos, licenses and copyrights used or owned by the Company in connection with its respective businesses are set forth on Schedule 3.18 hereto and have been duly registered in, filed in, or issued by the United States Patent Office, United States Register of Copyrights or the corresponding offices of other jurisdictions, to the extent necessary to effect lawful ownership of such intellectual property rights in the name of the Company, and have been properly maintained or renewed in accordance with all applicable provisions of applicable law; and Schedule 3.18 accurately sets forth with respect to each patent, patent application, registered trademark, trademark application, trade name, service mark, logo, license and copyright owned or used by the Company in the conduct of its businesses, (i) the date of expiration, if any, (ii) whether such ownership rights are exclusive and (iii) any licensee of such rights. No royalties or fees are payable by the Company to any Person by reason of the ownership or use of any of the Intangible Property. All items of Intangible Property are valid and in good standing, and they are adequate and sufficient to permit the Company to conduct its business as presently conducted, and to the best of the Company's knowledge no other rights of any kind with respect to the Intangible Property are required by the Company for its operations as presently conducted. Except as set forth on Schedule 3.18, the Company has the sole and exclusive right to use the Intangible Property and the Company has not entered into any licenses, sublicenses or agreements relating to the use by any other Person of any Intangible Property now in effect, and no infringement exists upon the Intangible Property by any other Person. Except as disclosed on Schedule 3.18 hereto, no charge or claim is pending or threatened, nor has any charge or claim been made against the Company within the past five years to the effect that the sale of any of its respective products or services infringes upon or conflicts in any way with any rights or properties of the type enumerated above owned or held by any other Person.

         3.19 Necessary Property; Condition of Property. To the best of the Company's knowledge, the properties and assets owned, leased by or licensed to the Company, and reflected in the Balance Sheet, constitute all of the real and personal properties, tangible and intangible, which are necessary, used or useful in the conduct of its business in the manner and to the extent presently conducted or as presently contemplated to be conducted. No other material real or personal properties are required for the conduct of the business of the Company as presently conducted.

         3.20 Necessary Licenses. To the best of the Company's knowledge, except as set forth on Schedule 3.20, the Company has all licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, state, or local (collectively "Licenses"), required to own and lease its properties and assets and to conduct its business as now conducted except where the failure to have such Licenses would not have a Material Adverse Effect. Except as specified in Schedule 3.20 hereto (or exempted by Schedule 3.6), no registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby (a) to avoid the loss of any such License or any asset, property or right pursuant to the terms thereof, or the violation or breach of any law applicable thereto or (b) to enable the Company to hold and enjoy the same after the Closing Date in the conduct of its business as conducted prior to the Closing Date.

         3.21     Compliance with Law.

                  (a) To the best of the Company's knowledge, except as may be set forth on Schedule 3.21(a) hereto, the Company is not in default under, or in violation of, any law (including, without limitation, laws relating to the issuance or sale of securities, antitrust, zoning and building codes and ordinances, occupational safety, the protection of the environment, transportation, storage or disposal of hazardous waste, anti-pollution and air and water quality laws), or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of its properties or assets, except where such defaults and violations would not, in the aggregate, have a Material Adverse Effect. The Company has not received any notification alleging any violations of any of the foregoing within the last five years with respect to which adequate corrective action has not been taken.

                  (b) To the best of the Company's knowledge, no event has occurred which (i) could result in the Company being found unqualified to hold, or which permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the Licenses or the denial of an application for the renewal thereof or (ii) would result in any impairment of the rights of the Company as holder of any such License.

                  (c) To the best of the Company's knowledge, no present or former stockholder, officer, director, employee or agent of the Company, has in order to assist the Company in obtaining or retaining any License or any business for or with, or directing business to Company offered, paid, promised to pay or authorized the payment of the money, or offered, given, promised to give, or authorized the giving of anything of value to (i) any officer or employee of any government or any department, agency, instrumentality thereof, or any person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality (such an officer or employee being referred to as a "foreign official"), (ii) any foreign political party or official thereof or any candidate for foreign political office, or (iii) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, in each case, for purposes of the following:

                           (A) illegally or corruptly influencing any act or decision of any such foreign official, political party or official thereof, or candidate in such person's official capacity, or (ii) inducing such foreign official, political party or official thereof, or candidate to do or omit to do any act in violation of the lawful duty of such person, or

                           (B) illegally or corruptly inducing such foreign official, political party or official thereof, or candidate to use such person's influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

                  There is not now, nor has there ever been, any employment of or beneficial ownership of the Company by any governmental or political official in any country in the world.

         3.22     Environmental Compliance.

                  (a) To the best of the Company's knowledge, (i) the Company has not generated, used, transported, treated, stored, released or disposed of, and has not suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any "Hazardous Substance" (as hereinafter defined) in violation of any "Environmental Laws" (as hereinafter defined); (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance resulting from the conduct of the Company or the use of any property or facility by the Company or to the best of the Company's knowledge, any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability on the part of the Company under the Environmental Laws or which would require reporting to or notification by the Company to any governmental entity; (iii) no asbestos which is or has some reasonable likelihood of becoming friable or polychlorinated biphenyl or underground storage tank is contained in or located at any facility owned, leased or used by the Company; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the business of the Company, whether before or during the ownership of the Company, has been and is being handled or dealt with in all respects in compliance with the Environmental Laws in effect at the time such activities were being conducted.

                  (b) For purposes of this Agreement, the term "Hazardous Substance" shall mean (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials" "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

                  (c) For purposes of this Agreement, the term "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resources Conservation and Recovery Act of 1976, as amended, and any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and similar items of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including, but not limited to, those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

         3.23 Litigation. To the best of the Company's knowledge, except as set forth on Schedule 3.23 hereto, there is no suit, claim, action, proceeding or investigation pending or threatened against the Company or any of its respective assets or properties, including each Employee Benefit Plan at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind, against the Founder, or any management director, officer, key employee or the holder of more than five percent (5%) of the capital stock of the Company, nor has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted and there is no reasonable basis for any such suit, claim, action, proceeding or investigation. Except as set forth on Schedule 3.23 hereto, neither the Company nor to the knowledge of the Company, any Founder, management director, officer, key employee or the holder of more than five percent (5%) of the Capital Stock of the Company, nor, to the best knowledge of the Company nor any Employee Benefit Plan has been a party to any such suit, claim, action, proceeding or investigation during the past two years involving its business, assets or properties, nor has any such suit, claim, action, proceeding or investigation been threatened by or against the Company.

         3.24 No Material Adverse Changes. Except as set forth on Schedule 3.24 hereto, since the Balance Sheet Date, there has occurred no material adverse change in the business, assets, properties (tangible and intangible), operations, condition (financial or otherwise) or liabilities of the Company, whether or not in the ordinary course of business, whether separately or in the aggregate with other occurrences or developments, and whether insured against or not (a "Material Adverse Effect"), and the Company has no knowledge of any occurrence or development which might reasonably be expected to result in any such Material Adverse Effect.

         3.25 Employee Benefit Plans. Except as described on Schedule 3.25, the Company does not maintain or operate any Employee Benefit Plan nor has any such Plan been maintained or operated during the past three years. The Company does not maintain or contribute to any Guaranteed Pension Plan or Multiemployer Plan. With respect to each Employee Benefit Plan listed on Schedule 3.25, to the extent applicable:

                  (a) Each such Employee Benefit Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of ERISA, the Code and all applicable regulations, rulings and other authority issued thereunder;

                  (b) All contributions required by law to have been made under each such Employee Benefit Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder or in connection therewith have been made by the due date thereof;

                  (c) Each such Employee  Benefit Plan intended to qualify under
Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect qualified status of any such Employee Benefit Plan;

                  (d) No Employee Benefit Plan is subject to Title IV of ERISA;

                  (e) None of such Employee Benefit Plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except as required by applicable law, including section 4980B of the Code or Section 601 of ERISA; and

                  (f) Neither the Company nor any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 4001 of ERISA has, or at any time has had, any obligation to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

         3.26 Withholding, Contracts and Labor Relations. The Company has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth on Schedule 3.26 hereto, the Company is not a party to any written employment agreement, arrangement or understanding with any of its officers, employees, partners or shareholders. There are no collective bargaining agreements covering any of the employees of the Company. The Company has not breached or otherwise failed to comply in any material respect with any provision of any collective bargaining agreement or other labor union contract applicable to any of its employees. No consent of any union (or any similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. There are no pending, threatened or anticipated (a) employment discrimination charges or complaints against or involving the Company before any federal, state, or local board, department, commission or agency, (b) unfair labor practice charges or complaints, disputes or grievances affecting the Company, (c) union representation petitions respecting the employees of the Company, (d) efforts being made to organize any of the employees of the Company or (e) strikes, slow downs, work stoppages, or lockouts or threats thereof affecting the Company.

         3.27 Governmental Regulations. The Company is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; nor is the Company an "investment company", or an "affiliated person" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The Company is not now, nor has it been within the past five years, a "United States real property holding corporation" as defined in Section 897 of the Code.

         3.28 Corporate Documents, Books and Records. Complete and correct copies of the Articles of Incorporation and by-laws, and of all amendments thereto, of the Company and each of the predecessor companies have been previously made available to PSO, and no changes in said documents will be made on or before the Closing Date other than as disclosed to, and concurred to in writing by, PSO. The minute books of the Company and each of the predecessor companies contain accurate records of all meetings and consents in lieu of meetings of the Board (and its committees) and shareholders of each corporation since incorporation. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the Board (or its committees) or of the shareholders of the Company. The books and records of the Company accurately reflect the transactions to which the Company is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained in all material respects.

         3.29 Broker Costs. Neither the Company nor, to the best of the Company's knowledge, the Sellers, is obligated for any Broker Costs relating to the transactions contemplated by the Stock Purchase Agreement.

         3.30 Disclosure. No representation, warranty or statement made in this Agreement, any Related Agreement, or any agreement, certificate, statement or document furnished by or on behalf of the Company in connection with the purchase of the Purchased Securities or grant of the Option contains or will contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         3.31     Certain Agreements of Officers and Employees.

                  (a) No officer or key employee of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, or any other contract or agreement or restrictive covenant relating to the right of any such officer or employee to be an employee, to be employed by the Company, or because of the nature of the business conducted or proposed to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's best knowledge and belief, the continued employment of the Company's officers and employees does not subject the Company or PSO to any liability with respect to any of the foregoing matters.

                  (b) Except as set forth on Schedule 3.31(b), to the best knowledge of the Company, no officer of the Company, nor any key employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect on the Company, has any present intention of terminating his or her employment with the Company.

                  (c) For purposes of this Agreement, "key employee" means any of the Persons described on Schedule 3.31(c).

         3.32 Registration Rights. Except for the rights granted to the Holders pursuant to this Agreement, no Person has demand or other registration rights to cause the Company to file any registration statement under the Securities Act relating to the securities of the Company or any right to participate in any such registration statement.


                                   ARTICLE IV

                               REGISTRATION RIGHTS

         4.1      Registration.

                  (a)  Requested  Registration.  At any time after  February  1,
2001, and before February 1, 2011, upon written request by the Holders of the minimum number of Registrable Securities stated below that the Company effect the registration under the Securities Act of all or part of the Registrable Securities (a "Requested Registration"), the Company will use its best efforts, consistent with practices customary in agreements of this nature, to register under the Securities Act the Registrable Securities which the Company has been so requested to register by the Holders within one hundred twenty (120) days after receipt of such request or within sixty (60) days after receipt of such request if the Company is qualified to file a registration statement on Commission Form S-3 or any successor short-form registration statement (collectively, "Commission Form S-3"); provided, however, that the Company shall not be obligated to effect a Requested Registration pursuant to this Section 4.1(a) during the one hundred eighty (180) day period immediately following the commencement of the Company's public offering of equity securities; and provided, further, that (i) the Company shall not be obligated to effect a Requested Registration of all or part of the Registrable Securities under cover of any form other than Commission Form S-3, unless (A) the Holders of at least 60% of the Registrable Securities make such request, and (B) the number of Registrable Securities in the Requested Registration exceeds 500,000 shares,
(ii) the Company shall not be obligated to effect a Requested Registration of all or part of the Registrable Securities under cover of Commission Form S-3 unless (A) the Holders of in excess of at least 50% of the Registrable Securities make such request, and (B) the number of Registrable Securities in the Requested Registration exceeds 100,000 shares, and (iii) the number of shares specified in (i) and (ii) shall be proportionately adjusted to reflect any merger, consolidation, reorganization, stock dividend, stock split, combination of shares, reclassification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Common Stock. The Company must effect up to six (6) registrations pursuant to this Section 4.1(a) to the extent such registrations may be effected on Commission Form S-3, but the Company shall not be obligated to effect more than one (1) Requested Registration hereunder other than on Commission Form S-3. In the event that the Holders of at least 60% of the Registrable Securities decide to effect a Requested Registration through an underwritten offering, the Company may include in such Requested Registration other securities of the Company for sale, for the Company's account or for the account of any other Person, if and to the extent that the managing underwriter determines that the inclusion of such additional shares will not interfere with the orderly sale of the underwritten securities at a price range reasonably acceptable to those Holders whose Registrable Securities are to be included in the registration statement. If the Holders of at least 60% of the Registrable Securities do not desire to effect the Requested

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Registration through an underwritten  offering,  the Company may include in such
Requested Registration other securities of the Company for sale, for the Company's account or for the account of any other Person. Upon receipt of a written request pursuant to this subsection (a), the Company shall promptly give written notice of such request to other Holders and the Company will be obligated to include in the Requested Registration such number of Registrable Securities of any other Holders joining in such request as are specified in a written request by such other Holders received by the Company within 20 days after the Company gives such written notice.

                  (b) Incidental Registration. If the Company for itself or any of its security holders shall at any time or times after the date hereof, but before February 1, 2011, determine to register under the Securities Act any shares of its capital stock (other than: (i) the registration of an offer, sale or other disposition of securities solely to employees (or any of their successors or assignees) of, or other Persons (or any of their successors or assignees) providing services to the Company or any Subsidiary pursuant to an employee or similar benefit plan; or (ii) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms), on each such occasion the Company will notify the Holders of such determination at least thirty (30) days prior to the anticipated filing date of such registration statement, and upon the request of the Holders given in writing within twenty (20) days after the Company gives such notice, the Company will use best efforts, consistent with practices customary in agreements of this nature, as soon as practicable thereafter to cause any of the Registrable Securities specified by the Holders to be included in such registration statement to the extent such registration is permissible under the Securities Act and subject to the conditions of the Securities Act (an "Incidental Registration").

                  (c) Registration Statement Form. The Company shall, if permitted by law,effect any registration requested under Section 4.1 by the filing of a registration statement on Commission Form S-3.

                  (d) Expenses. The Company shall pay all Registration Expenses incurred in connection with any Incidental Registration and any Requested Registrations, except that each Holder shall be required to pay its pro rata share of underwriting discounts and commissions and any Commission filing fees and NASD fees.

                  (e) Effective Registration Statement. A Requested Registration or an Incidental Registration requested pursuant to Section 4.1(a) or Section 4.1(b), respectively, shall not be deemed to have been effected unless it has become effective with the Commission. Notwithstanding the foregoing, a registration statement will not be deemed to have been effected if: (i) after it has become effective with the Commission, such registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other government agency or any court proceeding for any reason other than a misrepresentation or omission by Holders; or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied by reason of some act or omission by the Company.


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                  (f)  Priority in  Incidental  Registration.  If an  Incidental
Registration is an underwritten registration initiated by the Company, and the managing underwriters shall give written advice to the Company that, in their opinion, market conditions dictate that no more than a specified maximum number of securities (the "Underwriter's Maximum Number") could successfully be included in such Incidental Registration, then: (i) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriter's Maximum Number; and (ii) the Company will be obligated and required to include in such registration that number of shares of Registrable Securities which shall have been requested by the holders of registration rights under this Agreement and any other agreement hereinafter entered into by the Company, pro rata based upon the total number of shares requested to be included by all such holders, to the full extent of the remaining portion of the Underwriter's Maximum Number.

                  (g) Right to Delay. Notwithstanding anything in Sections 4.1(a) and (b), the Company shall have the right to delay any registration of Registrable Securities requested pursuant to Sections 4.1(a) and (b), or to suspend the right of the Holders to sell or offer securities under any previously effective registration statement, for up to ninety (90) days if such registration (or offers or sales) would, in the judgment of the Company's Board of Directors, substantially interfere with any material transaction being considered at the time of receipt of the request from the Holders.

         4.2      Registration Procedures.

                  (a) Company Duties. If and whenever the Company is required to use best efforts consistent with practices customary in agreements of this nature to effect the registration of any Registrable Securities under the Securities Act as provided in Section 4.1, the Company, subject to the terms and conditions of Section 4.1, will:

                           (i) prepare and file with the Commission the requisite registration statement to effect such registration and use best efforts consistent with practices customary in agreements of this nature to cause such registration to become and remain effective for a period of ninety (90) days;

                           (ii) permit the Holders to review such registration statement and to provide for the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Holders and the Company and their counsel should be included;

                           (iii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of ninety (90) days after such registration statement becomes effective;

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                           (iv)  furnish to the Holders such number of conformed
         copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the purchaser or the Holders of Registrable Securities to be sold under such registration statement may reasonably request;

                           (v) use best efforts consistent with practices customary in agreements of this nature to register or qualify all Registrable Securities covered by such registration statement under such other United States state securities or blue sky laws of such jurisdictions as the Holders of Registrable Securities to be sold under registration statement shall reasonably request, to keep such registration or qualification in effect for so long as such registration under the Securities Act remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holders of Registrable Securities to be sold under such registration statement to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holders, except that the Company shall not for any such purpose be required to
         (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (v) be obligated to be so qualified, or (b) subject itself to taxation in any such jurisdiction.

                           (vi) use best efforts consistent with practices customary in agreements of this nature to cause all Registrable Securities covered by such registration statement under the Securities Act to be registered with or approved by such other United States state governmental agencies or authorities as may be reasonably necessary to enable the Holders of Registrable Securities to be sold under such registration statement to consummate the intended disposition of such Registrable Securities;

                           (vii) in the event of the issuance of any stop order suspending the effectiveness of the registration statement under the Securities Act, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use best efforts consistent with practices customary in agreements of this nature to obtain the withdrawal of such order;

                           (viii) use best efforts consistent with practices customary in agreements of this nature to furnish to the Holders of Registrable Securities to be sold under such registration statement (1) an opinion, dated the effective date of the registration statement, of the independent counsel representing the Company for the purposes of such registration (or, if there is no such independent counsel, the opinion may be rendered by counsel who is an employee of the Company), addressed to the underwriters, if any, and to the Holders making such request, stating that such registration statement has become effective under the Securities Act and that (a) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (b)

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         the registration statement, the related prospectus,  and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements or other financial or statistical data or information contained therein); (c) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (d) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal and governmental matters and contracts and other legal documents or instruments are accurate in all material respects and fairly present the information required to be presented; and (e) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto or to be filed as exhibits to the registration statement which are not described and filed as required; and (2) a letter, dated the effective date of the
         registration   statement,   from  the  independent   certified   public
         accountants of the Company, addressed to the underwriters, if any, and to the Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act.

                  Such opinion of counsel shall additionally cover such legal matters with respect to the registration in respect of which such opinion is being given as the Holders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders may reasonably request;

                           (ix) immediately notify the Holders of Registrable Securities included in such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                           (x) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and not file any amendment or supplement to such registration statement or prospectus to which any Holder shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, having been furnished with a copy thereof at least two business days prior to the filing thereof;

                           (xi) provide a transfer agent (which may be the Company) for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                           (xii) list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

                  (b) Duty of Holders to Supply Information. The Company may require the Holders of Registrable Securities to be sold under such registration statement, at the Company's expense, to furnish the Company with such information and undertakings as it may reasonably request regarding the Holders and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  (c) Additional Duties of Holders. Each Holder, by execution of this Agreement, agrees (A) that upon receipt of any notice of the Company of the happening of any event of the kind described in Section 4.2(a)(ix), such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the receipt by such Holder of the copies of the supplemented or amended prospectus contemplated by Section 4.2(a)(ix) and, if so directed by the Company, will deliver to the Company all copies other than permanent file copies, then in possession of the Holder of the prospectus relating to such Registrable Securities current at the time of receipt of such notice, and (B) that it will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company shall give any such notice, the period referred to in Section 4.2(a)(iii) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to Section 4.2(a)(ix) to and including the date when such Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.2(a)(ix).

         4.3      Underwritten Offerings.

                  (a) Underwritten Offering. In connection with any underwritten offering pursuant to a registration requested under Section 4.1(a), the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to be in form and substance reasonably satisfactory to the Company and the Holders of at least 60% of the Registrable Securities included in the registration in their reasonable judgment and to contain such representations and warranties by the Company and the Holders and such other terms as are customarily contained in agreements of that type, including, without limitation, indemnities. The Holders shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Holders. The Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Holders and their intended method of distribution and any other representations required by law or as are customarily contained in agreements of that type.

                  (b) Selection of Underwriters. If a Requested Registration pursuant to Section 4.1(a) involves an underwritten offering, then the Company shall select the underwriter from underwriting firms of national reputation.

                  (c) Holdback Agreements. Each Holder agrees, if so reasonably required by the managing underwriter in a registration pursuant to Section 4.1, not to effect any public sale or distribution of Registrable Securities or sales of such Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act, during the seven (7) days prior to and the one hundred eighty
(180) days  after any firm  commitment  underwritten  registration  pursuant  to
Section 4.1 has become effective (except as part of such underwritten registration) or, if the managing underwriter advises the Company that, in its opinion, no such public sale or distribution should be effected for a period of not more than one hundred eighty (180) days after such underwritten registration in order to complete the sale and distribution of securities included in such registration or facilitate such sale and distribution and the Company gives notice to such effect to the Holder of such advice, the Holder shall not effect any public sale or distribution of Registrable Securities or sales of such Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act during such period after such underwritten registration, except as part of such underwritten registration, whether or not the Holder participates in such registration.

         4.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act, the Company will give the Holders of Registrable Securities to be sold under such registration statement, the underwriters, if any, and their respective counsel and accountants, drafts and final copies of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, at least 5 business days (or shorter if not reasonably practicable) prior to the filing thereof with the Commission, and will give each of them such access (subject to reasonable and customary confidentiality restrictions) to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public

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accountants  who have certified its financial  statements as shall be necessary, in the opinion of the Holders and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.


                                    ARTICLE V

              COVENANTS APPLICABLE TO THE COMPANY WHILE REGISTRABLE
                       SECURITIES ARE HELD BY THE HOLDERS

         The Company covenants that, while any Registrable Securities are held by the Holders, the Company will comply with the following provisions unless otherwise approved by the Holders or otherwise specifically provided for in this
Article V.

         5.1 Corporate Existence; Subsidiaries; Maintenance of Properties. The Company will preserve and keep in full force and effect its corporate existence, rights and franchises. The Company will not engage in any business other than those presently conducted or now contemplated by such Persons and those businesses substantially similar to the business now conducted or now contemplated. The Company will maintain all of its properties used or useful in the conduct of its business in good condition, repair and working order (normal wear and tear excepted) and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.1 shall prevent the Company from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of such Person's business and does not cause a Material Adverse Effect.

         5.2 Insurance. The Company will maintain with financially sound and reputable insurance companies, funds or underwriters, insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company except as otherwise determined by the Board.

         5.3 Taxes. The Company will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon the Company and its respective real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien or charge upon any of its properties; provided, however, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any lien which may have attached as security therefor.


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         5.4  Inspection of Properties  and Books.  With respect to each Holder, the Company shall permit the Holder or any of its designated representatives to visit and inspect any of the properties of the Company, to examine the books of account of the Company (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, officers or partners of such Persons, upon reasonable prior notice and during normal business hours, in a manner calculated not to disrupt ongoing business activities and at such intervals as the Holder may reasonably request; and provided that adequate provisions are made to honor and protect the Company's obligation to third parties to safeguard its confidential information.

         5.5 Compliance with Laws; Contracts and Licenses. The Company will (a) comply in all material respects with all applicable laws and regulations wherever its business is conducted, (b) comply with the provisions of its Articles of Incorporation, as amended from time to time, and bylaws, (c) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound, (d) comply with all applicable decrees, orders, and judgments and (e) comply in all material respects with all required approvals, permits and licenses. If at any time while any Registrable Security is outstanding, any License from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Company or its Subsidiaries may fulfill any of its obligations hereunder, each of the Company and its Subsidiaries will promptly take or cause to be taken all reasonable steps within its power to obtain such License and furnish Holders with evidence thereof.

         5.6 Financial and Other Information. The Company shall deliver to each Holder the following (provided, however, that the Company shall not be obligated to provide information that it deems in good faith to be proprietary or confidential unless the Holder provides reasonable assurances in writing that it will maintain the confidentiality of the information):

                  (a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year, an audited balance sheet as of the fiscal year-end and audited statements of operations, sources and uses of funds, and stockholders' equity for the fiscal year;

                  (b) as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three fiscal quarters, an unaudited balance sheet of the Company as of the end of such fiscal quarter and an unaudited statement of operations for such fiscal quarter;

                  (c) as soon as  practicable,  but in any event  within  thirty
(30) days after the end of each fiscal year of the Company, an annual budget and business plan for the forthcoming year; and

                  (e)  such  other   information   relating  to  the   financial
condition, business, prospects or corporate affairs of the Company as the Holder may from time to time reasonably request.

         5.7 Covenants Relating to Rule 144. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration after such time as the Company is subject to the reporting requirements of the Exchange Act, the Company agrees:

                  (a) To make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) To file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, as amended (at any time after it has become, and so long as it is, subject to such reporting requirements); and

                  (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become, and so long as it is, subject to such reporting requirements) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         5.8      Dilutive Issuances.

                  (a) The Company agrees that it will not, without the consent of PSO, issue any shares of Common Stock on a Fully Diluted Basis at a price lower than $6.00 per share, proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Common Stock;
provided, the provisions of this Section 5.8 shall not apply to (i) Options issued to any employees of the Company pursuant to any Approved Management Incentive Plan; (ii) Common Stock issued pursuant to the exercise of Options granted under any Approved Management Incentive Plan; and (iii) shares of Class A Stock issued to the holder of shares of Class B Stock upon the conversion of any share of Class B Stock to Class A Stock, and vice versa.

                  (b) As used in this Section 5.8, (i) "Fully Diluted Basis" shall mean with respect to any shares of Capital Stock of the Company the aggregate of (A) all of such shares which consist of Common Stock, and (B) with respect to any other shares which are not Common Stock, the number of shares of Common Stock into which such shares are convertible at the time of determination of such Fully Diluted Basis, and (C) with respect to any Options, the maximum number of shares of Common Stock issuable at the time of such determination in connection with the exercise or conversion of any such Options; (ii) "Options" shall mean any rights, options, or warrants to purchase shares of Common Stock from the Company, and securities of any type whatsoever that are, or may become, convertible into, exercisable, exchangeable, or carry rights to subscribe for any Common Stock of the Company; and (iii)

"Approved Management Incentive Plan" shall mean any incentive stock plan or other form of incentive compensation approved by the Company's Board of Directors and PSO in writing.


                                   ARTICLE VI

                        INDEMNIFICATION AND CONTRIBUTION

         6.1      Representations, Warranties and Covenants.

                  (a) Notwithstanding any disclosures made in the Schedules hereto, the Company hereby agrees to indemnify, exonerate and hold each Holder and its shareholders, officers, directors, employees and agents (each, an "Indemnitee") free and harmless from and against any and all actions, causes of action, suits, claims, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Damages") arising out of or resulting from any failure by the Company to comply with any of its covenants or any breach by the Company of any of its representations and warranties in this Agreement or any other agreement contemplated hereby, except where such Damages are caused directly by the actions of the Indemnitee in violation of its obligations under such agreements.

                  (b) The aggregate liability of the Company for claims made under Section 6.1(a) shall not exceed $3,500,000. In addition to the foregoing, the Company shall not be liable for any claim made under Section 6.1(a) unless such claim exceeds $75,000; provided, when the cumulative claims under Section 6.1(a) exceed $250,000, the Company shall be liable for all such claims up to the $3,500,000 general limitation.

                  (c) The parties acknowledge that PSO has a right of indemnification against certain of the Sellers under Article VIII of the Stock Purchase Agreement (referred to therein as the "Indemnitors") that is similar to PSO's right of indemnification against the Company under Section 6.1 of this Agreement. PSO agrees that its aggregate recovery of Damages under said Article VIII of the Stock Purchase Agreement and Section 6.1 of this Agreement shall not exceed $3,500,000; provided, however, the parties further agree that nothing herein shall affect PSO's unconditional right to pursue indemnification against the Company under Section 6.1 of this Agreement, the Indemnitors (jointly and severally) under Article VIII of the Stock Purchase Agreement, or any combination thereof, at PSO's sole discretion.

         6.2      Registration Rights.

                  (a)  Indemnification  by  the  Company.  In the  event  of any registration under the Securities Act pursuant to Section 4.1 of any Registrable Securities covered by such registration, the Company will, and hereby does, indemnify and hold harmless each Holder of Registrable Securities to be sold under such registration statement, and each Person, if any, who controls any such Holder within the meaning of the Securities Act (collectively, the
"Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which the Holder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will reimburse the Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party.

                  (b) Indemnification by the Holders. The Holders will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.2(a)) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company directly by such person or entity specifically for use therein.

                  (c) Other Indemnification. Indemnification similar to that specified in Sections 6.2(a) and (b) (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities included in any registration statement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

         6.3 Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6.1 or 6.2, such Indemnified Party will, if a claim in respect thereof is to be made against a party required to provide indemnification (an "Indemnifying Party"), give written notice to the latter of the commencement of such action or proceeding, provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 6.1 and 6.2, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         6.4 Contribution. If the indemnification provided for in this Article VI is unavailable or insufficient to hold harmless an Indemnified Party, other than because such indemnification by its terms is inapplicable, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Article VI an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Section 6.4 were determined by pro rata allocation or any other method of allocation which did not take into account the equitable considerations referred to above. The amount payable to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this
Article VI. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

         7.2      Notices.

                  (a) All demands, requests, notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States first class mail, postage prepaid, and to the parties hereto at the following address or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                  if to the Company, addressed to:

                           SCIENTECH, Inc.
                           1690 International Way
                           Idaho Falls, Idaho  83402
                           Tel:     (208) 522-5500
                           Fax:     (208) 522-6771

                           with a copy to:

                           Moffatt, Thomas, Barrett, Rock & Fields
                           101 South Capitol Boulevard
                           Boise, Idaho  83701
                           Attention:  Paul Street
                           Tel:     208-345-2000
                           Fax:     208-385-5384

                  if to PSO, addressed to:

                           PUBLIC SERVICE COMPANY OF OKLAHOMA
                           c/o CSW Business Ventures
                           Two West Second Street
                           Tulsa, Oklahoma  74103
                           Attention: David Thomison
                           Telephone: (918) 594-2278
                           Facsimile: (918) 594-3841

                           with a copy to:

                           Doerner, Saunders, Daniel & Anderson
                           320 South Boston, Suite 500
                           Tulsa, Oklahoma  74103
                           Attention:  H. Wayne Cooper
                           Tel:     918-581-1211
                           Fax:     918-591-5360
                  if to any other Holder, addressed to:

                           c/o SCIENTECH, Inc.
                           1690 International Way
                           Idaho Falls, Idaho  83402
                           Attention: Dr. L. J. Ybarrondo
                           Tel:     (208) 522-5500
                           Fax:     (208) 522-6771

                           with a copy to:

                           Egger Betts Austin Ahrens Treacy
                           2300 City Center Bellevue
                           500 108th Avenue N.E.
                           Bellevue, Washington  98004
                           Attention:  Ed Ahrens
                           Tel:     (206) 450-3300
                           Fax:     (206) 450-3310

                  (b) Notices shall be deemed given upon the earlier to occur of
(i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 4:00 p.m. Mountain Time and, if sent after 4:00 p.m. Mountain Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U..S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

         7.3 Survival and Termination of Covenants, Agreements, Representations and Warranties. All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to any party pursuant hereto shall be deemed to have been relied on by each such party, notwithstanding any investigation made by such party or on its behalf. All representations and warranties made herein or in any of the Related Agreements shall survive the execution and delivery of this Agreement and of the transfer of the Purchased Securities, the Option, or Option Securities; provided, in no event may PSO initiate an action for indemnification arising out of a breach of any representation or warranty under Article III after the fifth anniversary of the date of this Agreement.

         7.4 Amendments and Waivers. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto; provided, any amendment to Article IV may be made pursuant to a writing signed by the Company and Holders of 60% of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 7.4 shall be binding upon any assignee of such party.

         7.5 Entire Agreement. This Agreement and the Related Agreements, as applicable, referred to herein constitute the whole and entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings between the parties with respect thereto.

         7.6 Governing Law. The validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of Idaho, except any choice of law provision of Idaho law shall not apply if the law of a state or jurisdiction other than Idaho would apply thereby.

         7.7 Jurisdiction and Venue. The parties to this Agreement agree that jurisdiction and venue of any action brought to enforce, or to construe or determine the validity of, any term or provision contained in this agreement shall properly lie in the District Court of Bonneville County, Idaho, or the United States District Court for the District of Idaho, or the District Court of Tulsa County, Oklahoma, or the United States District Court for the Northern District of Oklahoma. Such jurisdiction and venue are merely permissive; jurisdiction and venue shall also continue to lie in any court where jurisdiction and venue would otherwise be proper. The parties further agree that the mailing by certified mail, return receipt requested, or the delivery by any recognized expedited delivery service, of any process required by any such court shall, when received, constitute valid and lawful service of process against them, without the necessity for service by any other means otherwise provided by statute or rule of court.

         7.8 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Registration rights under this Agreement are assignable to any transferee of Registrable Securities. No party may assign its obligations hereunder without the prior written consent of the other parties; provided, notwithstanding any provision of this Agreement or any Related Agreement to the contrary, without prior notice to or consent of the Company, PSO may assign all of its rights and obligations under this Agreement, or any or all of its Purchased Securities, Option, and Option Securities purchased under the Stock Purchase Agreement, to any Affiliate under the direct or indirect control of PSO's parent corporation, Central and South West Corporation.

         7.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         7.10 Attorneys' Fees. If any action is brought to enforce, or to construe or determine the validity of, any term or provision of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

         7.11 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         7.12 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         7.13 Further Action. The parties to this Agreement shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         7.14 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         7.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any signature delivered by facsimile transmission shall be deemed a valid and binding signature for all purposes hereof.

         7.16 Construction. All parties hereto having participated actively in the negotiation and drafting of this Agreement, and each party having been represented by counsel, the terms of this Agreement shall not be construed against, nor more favorably to, any party, regardless of their responsibility for its preparation.

         7.17 Expenses. The Company on the one hand, and each of the other parties hereto on the other hand, agree to pay their separate costs and expenses (such as travel, photocopy and telephone expenses and including the fees and expenses of counsel) in connection with the documentation of the transactions contemplated by this Agreement, and shall not be liable for the other's expenses.

         7.18 Escrow. The effectiveness of this Agreement is subject to and contingent upon approval, as provided therein, of the Stock Purchase Agreement, and all transactions contemplated thereby, by the Commission under the Public Utility Holding Company Act, of 1935, as amended. Pending such approval, the parties agree to execute, deliver, and deposit this Agreement with the Escrow Agent (as such term is defined in the Stock Purchase Agreement) pursuant to the terms of the Escrow Agreement.

                  (a) In the event the Commission disapproves of the transactions contemplated by the Stock Purchase Agreement, or in the event no approval, as provided therein, or denial is received from the Commission within 75 days from the date hereof (or such later date as may be agreed to in writing by PSO and Dr. L. J. Ybarrondo and communicated to the Escrow Agent) (i) this Agreement shall be rescinded, and (ii) no party hereto shall have any liability to any other party whatsoever.

                  (b) In the event of Commission approval, as provided therein, of the Stock Purchase Agreement, and all transactions contemplated thereby, this Agreement shall be delivered by the Escrow Agreement to all parties and shall continue in full force and effect.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                     "Company"

                                                     SCIENTECH, Inc.


                                       By:
                                      Name:
                                     Title:


                                      "Holders"

                                      PUBLIC SERVICE COMPANY OF OKLAHOMA


                                       By:
                                      Name:
                                     Title:

                                      YBARRONDO FAMILY TRUST C-2

                                       By:
                                       Dr. L. J. Ybarrondo, Trustee



                                       DR. L. J. YBARRONDO

                                       KR ACQUISITION CORP.


                                       By:
                                       Bruce Robinson, Chairman




                                       ROGER J. MATTSON

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